                                                                     Exhibit 4.1

                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of January __, 2004 by and between NuTech Digital, Inc., a California corporation (the "Company"), and the purchaser whose name and address is set forth on the signature page hereto ("Purchaser").

                                    RECITALS

         WHEREAS, pursuant to that certain Subscription Application of Purchaser dated January __, 2004 (the "Subscription Application"), an executed copy of which is attached hereto as Exhibit A, the Company desires to sell to Purchaser and Purchaser desires to purchase from the Company the number of shares of the Company's Common Stock set forth on the signature page hereto (the "Common Stock" or the "Shares") at a price of $0.40 per share, subject to the terms and conditions of this Agreement and a warrant (the "Warrant" and collectively with the Subscription Application, the "Transaction Documents") to purchase two shares of the Company's Common Stock for every one Share purchased hereunder, such Warrant providing for an exercise price of $0.75 per share pursuant to the executed Warrant attached hereto as Exhibit B (the "Warrant Shares").

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    AGREEMENT

Section 1. Sale and Issuance of Common Stock.
           ---------------------------------

         1.1 Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance (the "Issuance") to Purchaser of the Common Stock, subject to a maximum aggregate investment by all Purchasers of $750,000. At the Closing (as defined in Section 2.1), the Company shall sell to Purchaser, and Purchaser shall purchase from the Company (i) the Common Stock at a purchase price of $0.40 per share and (ii) the Warrant Shares, subject to the terms and conditions of this Agreement, the Warrant and the other documents or instruments contemplated hereby or thereby.

         1.2 For a period of the later of June 30, 2004, or two months after an effective registration statement has been filed pursuant to Section 5 hereof, but in either case only for so long as the Purchaser shall hold the Shares, if the closing price of the Company's common stock has on the OTCBB falls below $0.40 per share for five consecutive trading days, or if said stock shall be de-listed for any reason, the Company shall issue to Purchaser the number of additional shares of common stock (the "Additional Shares") necessary to bring the effective price per share equal to the Reset Price. The "Reset Price" shall be the lowest average closing price during any such five consecutive trading day period, provided, however, that the Reset Price shall never be less than $0.20 per share. The number of Additional Shares to be issued shall be calculated by the following formula:

         Additional Shares = ((Shares * $0.40)/Reset Price)-Shares

Section 2. The Closing.
           -----------

         2.1 The closing of the Issuance to Purchaser (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at the principal office of the Company.

         2.2 At the Closing, the Company shall deliver to Purchaser a stock certificate representing the Common Stock duly executed by the Company and the Warrant, against receipt by the Company of a wire transfer in an aggregate amount equal to the purchase price therefor as set forth on the signature page hereto, the Subscription Application and the Agreement duly executed by
Purchaser.   The  wire  transfer   shall  be  sent  pursuant  to  the  following
instructions:

                Bank:           Comerica Bank of California
                                10900 Wilshire Blvd.
                                Los Angeles, CA 90024
                                (800) 888-3595

                ABA No.:        121137522
                Account No.:    1891937581
                Account Name:   Richardson & Patel, LLP Client Trust Account


Section 3. Representations and Warranties of the Company.
           ---------------------------------------------

         The Company hereby represents and warrants to Purchaser as follows:

         3.1 Organization.

         The Company is duly organized, validly existing and in good standing under the laws of the State of California and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

         3.2 Authorization of Agreement, Etc.

         The execution, delivery and performance by the Company of this Agreement, the Warrant, the Subscription Application and each other document or instrument contemplated hereby or thereby (collectively, the "Financing Documents") have been duly authorized by all requisite corporate action of the Company; and this Agreement and each other Financing Document have been duly executed and delivered by the Company. Each of the Financing Documents, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4. Representations and Warranties of Purchaser.
           -------------------------------------------

         Purchaser hereby represents and warrants to the Company as follows:

         4.1      Authorization of the Documents.

         Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver and perform the Financing Documents and the transactions contemplated thereby, and the execution, delivery and performance by Purchaser of the Financing Documents have been duly authorized by all requisite action by Purchaser and each such Financing Document, when executed and delivered by Purchaser, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.2      Investment Representations.

         All of the representations, warranties and information of Purchaser provided in the Subscription Application are incorporated herein and made a part hereof by this reference and shall be true at the Closing with the same effect as though made at the Closing.

         4.3      U.S.A. Patriot Act Representations

         (A) Purchaser represents, warrants and covenants that Purchaser:


                              (i)(a) is  subscribing  for the  Common  Stock for
Purchaser's own account, own risk and own beneficial interest, (b) is not acting as an agent, representative, intermediary, nominee or in a similar capacity for any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each such natural person or entity, an "Underlying Beneficial Owner") and no Underlying Beneficial Owner will have a beneficial or economic interest in the Common Stock being purchased by Purchaser (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction), (c) if it is an entity, including, without limitation, a fund-of-funds, trust, pension plan or any other entity that is not a natural person (each, an "Entity"), has carried out thorough due diligence as to and established the identities of such Entity's investors, directors, officers, trustees, beneficiaries and grantors (to the extent applicable, each a "Related Person" of such Entity), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of Purchaser's resale or other disposition of all the Common Stock, will request such additional information as the Company may require to verify such identities as may be required by applicable law, and will make such information available to the Company upon its request, and (d) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Common Stock to any Underlying Beneficial Owner or any other person; or (check and initial one box)

                              (ii)(a) is  subscribing  for the Common Stock as a
record owner and will not have a beneficial ownership interest in the Common Stock, (b) is acting as an agent, representative, intermediary, nominee or in a similar capacity for one or more Underlying Beneficial Owners (as defined in (A)(i)(a) above), and understands and acknowledges that the representations, warranties and agreements made in the Financing Documents are made by Purchaser with respect to both Purchaser and the Underlying Beneficial Owner(s), (c) has all requisite power and authority from the Underlying Beneficial Owner(s) to execute and perform the obligations under the Subscription Agreement, (d) has carried out thorough due diligence as to and established the identities of all Underlying Beneficial Owners (and, if an Underlying Beneficial Owner is not a natural person, the identities of such Underlying Beneficial Owner's Related Persons (to the extent applicable)), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of Purchaser's resale or other disposition of all the Common Stock, and will make such information available to the Company upon its request and (e) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Common Stock to any person other than the Underlying Beneficial Owner(s).

         (B) Purchaser hereby represents and warrants that the proposed investment in the Company that is being made on its own behalf or, if applicable, on behalf of any Underlying Beneficial Owners does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to Purchaser, including anti-money laundering laws (a "Prohibited Investment").

         (C) Federal regulations and Executive Orders administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac. Purchaser hereby represents and warrants that neither Purchaser nor, if applicable, any Underlying Beneficial Owner or Related Person, is a country, territory, person or entity named on an OFAC list, nor is Purchaser nor, if applicable, any Underlying Beneficial Owner or Related Person, a natural person or entity with whom dealings are prohibited under any OFAC regulations.

         (D) Purchaser represents and warrants that neither Purchaser nor, if applicable, any Underlying Beneficial Owner or Related Person, is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure within the meaning of, and applicable guidance issued by the Department of the Treasury concerning, the U.S. Bank Secrecy Act (31 U.S.C. ss.5311 et seq.), as amended, and any regulations promulgated thereunder.

         (E) Purchaser agrees promptly to notify the Company should Purchaser become aware of any change in the information set forth in paragraphs (A) through (D).

         (F) Purchaser agrees to indemnify and hold harmless the Company, its affiliates, their respective directors, officers, shareholders, employees, agents and representatives (each, an "Indemnitee") from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) (collectively, "Damages") which may result, directly or indirectly, from Purchaser's misrepresentations or misstatements contained herein or breaches hereof relating to paragraphs (A) through (D).

         (G) Purchaser understands and agrees that, notwithstanding anything to the contrary contained in any document (including any side letters or similar agreements), if, following Purchaser's investment in the Company, it is discovered that the investment is or has become a Prohibited Investment, such investment may immediately be redeemed by the Company or otherwise be subject to the remedies required by law, and Purchaser shall have no claim against any Indemnitee for any form of Damages as a result of such forced redemption or other action.

         (H) Upon the written request from the Company, Purchaser agrees to provide all information to the Company to enable the Company to comply with all applicable anti-money laundering statutes, rules, regulations and policies, including any policies applicable to a portfolio investment held or proposed to be held by the Company. Purchaser understands and agrees that the Company may release confidential information about Purchaser and, if applicable, any Underlying Beneficial Owner(s) or Related Person(s) to any person, if the Company, in its sole discretion, determines that such disclosure is necessary to comply with applicable statutes, rules, regulations and policies.

         4.4 Risk Factors. Purchaser acknowledges having received and read the Risk Factors attached to the Subscription Application as Exhibit C (the "Risk Factors"). Purchaser understands and accepts all of the risks set forth in the Risk Factors.

         4.5 Restricted Stock. Purchaser understands and acknowledges that the Common Stock and the Warrant Shares have not been, and when issued will not be, registered with the Securities and Exchange Commission. Further, the Purchaser understands and acknowledges that the certificates representing the Common Stock and the Warrant Shares, when issued, shall bear a restrictive legend.

         4.6 Escrow Agent.

         Purchaser understands that the Company has appointed the law firm Richardson & Patel, LLP to serve as the escrow agent (the "Escrow Agent") for the transactions contemplated by this Agreement. The Escrow Agent is concurrently acting as the Company's legal counsel and all fees and expenses incurred by the Escrow Agent shall be paid by the Company. Such Investor agrees and acknowledges that the duties of the Escrow Agent are only ministerial in nature, and the Escrow Agent shall incur no liability except for bad faith. The Escrow Agent is hereby instructed to receive (i) the purchase price of the investment to be deposited by Purchaser at the Closing and held in an attorney trust account designated by the Escrow Agent; and (ii) receive original or copies of signature pages of this Agreement and the other Transaction Documents. At the Closing, the Escrow Agent shall (x) release the deposited funds along with original or copies of the signature pages to this Agreement and the other Transaction Documents to the Company; and (y) shall release the Common Stock certificate along with copies of the signature pages to this Agreement and the other Transaction Documents to Purchaser.

         4.7 Legal Counsel.

         Purchaser understands that the law firm of Richardson and Patel, LLP and its attorneys represent the Company and Purchaser has had the opportunity to retain its own legal counsel in connection with transactions contemplated herewith.

Section 5. Registration Rights.

         5.1  Registration  Rights  Granted.   The  Company  hereby  grants  the
following registration rights to the Purchaser:

              (a) If the Company at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise subject to an effective registration statement, the Company will give the Purchaser written notice ("Notice of Registration") to cause such Registrable Securities to be included with the securities to be covered by the registration statement proposed to be filed by the Company. In the event that any registration pursuant to this Section 5.1(a) shall be, in whole or in part, an underwritten public offering of Common Stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Purchaser in writing of any such reduction. "Registrable Securities" means the number of shares of the Company's Common Stock set forth on the signature page hereto, issuable upon exercise of the Warrant and issued as Additional Shares.

              (b) The Company shall file, or use its best efforts to file, a Form SB-2 Registration Statement (or such other form that it is eligible to use) (a "Registration Statement") in order to register the issuance of the Registrable Securities to the Purchaser under the Securities Act with the SEC within sixty days after the last closing (the "Filing Date"), and cause, or use its best efforts to cause, such registration statement to be declared effective within one hundred twenty days after the last Closing (the "Effective Date").
The Company will include the number of shares of Common Stock in the aforedescribed registration statement that is equal to the Shares, the Warrant Shares, and any Additional Shares (calculated as of the date of filing).

              (c) In the event that (i) the Company fails to file a Registration Statement within 60 days after the last closing; or (ii) the Company fails to respond to comments on the Registration Statement from the SEC within 30 days of receipt; or (iii) the Registration Statement is not declared effective by the SEC within 120 days of the last closing; or (iv) subject to customary blackout periods, the Registration Statement does not remain effective and available for use, the Company will pay Purchaser a cash payment equal to 1% of the Purchase Price. If any of the foregoing shall continue for more than 30 days, the Company will pay Purchaser a cash payment equal to another 1% of the Purchase Price. If any of the foregoing delinquencies shall continue thereafter, the Company shall pay Purchaser a cash payment equal to 2% of the Purchase Price per month thereafter until the delinquency no longer continues, or one year after the last closing, whichever is first.

              (d) The Company agrees not to enter into any acquisition agreements which, upon consummation, would require the filing of a Form 8-K with audited financial statements (a "Material Acquisition") until the Registration Statement is declared effective, or 180 days after the last closing, whichever is first. The Company also agrees that, after the Registration Statement is declared effective, it will not enter into an agreement for any Material Acquisition for a period of at least 60 days unless the Registration Statement is on Form S-3.

         5.2 Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of the Registrable Securities under the Act, the Company will:

              (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the Purchaser copies of all filings and SEC letters of comment;

              (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier date of when: (i) all Registrable Securities have been sold or (ii) all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period");

              (c) furnish to the Purchaser such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as the Purchaser reasonably may request to facilitate the public sale or disposition of the securities covered by such registration statement;

              (d) register or qualify the Purchaser's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Purchaser requests, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

              (e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

         5.3 Provision of Documents. In connection with the registration hereunder, the Purchaser will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

         5.4 Expenses.  All expenses  incurred by the Company in complying  with
Section 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, fees of, and disbursements incurred by, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Purchaser beyond those included in Registration Expenses, are called "Selling Expenses." The Company shall be responsible for all Registration Expenses. All Selling Expenses in connection with each registration statement shall be borne by Purchaser.

         5.5 Indemnification.

                  (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to Section 5, the Company will indemnify and hold harmless the Purchaser, and its officers, directors and each other person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Purchaser or any such person in writing specifically for use in any such document.

                  (b) In the event of a registration of the Registrable Securities under the Securities Act pursuant to Section 5, the Purchaser will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by the Purchaser specifically for use in any such document.

                  (c) Promptly after receipt by an indemnified  party  hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5.5(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 5.5(c) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.5(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; if the indemnified party retains its own counsel, then the indemnified party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Purchaser, or any controlling person of the Purchaser, makes a claim for indemnification pursuant to this Section 5.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.5 provides for indemnification in such case, contribution under the Securities Act may be required on the part of the Purchaser or controlling person of the Purchaser in circumstances for which indemnification is provided under this Section 5.5; then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Section 6. Brokers and Finders.

         The Company shall not be obligated to pay any commission, brokerage fee or finder's fee based on any alleged agreement or understanding between Purchaser and a third person in respect of the transactions contemplated hereby. Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between Purchaser and such third person, whether express or implied from the actions of Purchaser.

Section 7. Indemnification.

         Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees and agents and hold them harmless from and against any and all liability, loss, damage, cost or expense, including costs and reasonable attorneys' fees, incurred on account of or arising from:

         (i) Any breach of or inaccuracy in Purchaser's representations, warranties or agreements herein or in the Subscription Application; and

                  (ii) Any action, suit or proceeding based on a claim that any of Purchaser's representations and warranties in the Subscription Application were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any officer, director, employee or agent of the Company under the Securities Act.

Section 8. Successors and Assigns.

         This Agreement shall bind and inure to the benefit of the Company, Purchaser and their respective successors and assigns.

Section 9. Entire Agreement.

         This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

Section 10. Notices.

         All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  if to the Company, to:

                                    NuTech Digital, Inc.
                                    7900 Gloria Ave.
                                    Van Nuys, CA 91406
                                    Attention:  Lee Kasper

                                    with a copy to:

                                    Richardson & Patel LLP
                                    10900 Wilshire Blvd., Suite 500
                                    Los Angeles, CA 90024
                                    Telecopier: (310) 208-1154
                                    Attention: Nimish Patel, Esq.

                  if to Purchaser, to:

                                    the address of Purchaser set forth on the signature page hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section 10. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 11. Amendments.

         This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of the Company and Purchaser.

Section 12. Governing Law; Waiver of Jury Trial.

                  All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing,  the  internal  law of the  State  of  California  will  control  the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

                  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

Section 13. Submission to Jurisdiction.

         Any legal action or proceeding with respect to this Agreement or the other Financing Documents may be brought in the courts of the State of California and the United States of America located in the City of Los Angeles, California, U.S.A. and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

Section 14. Severability.

         It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section  15.   Independence  of  Agreements,   Covenants,   Representations  and
Warranties.

         All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and any schedules attached hereto are hereby made part of this Agreement in all respects.

Section 16. Counterparts.

         This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

Section 17. Headings.

         The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 18. Expenses.

         Purchaser shall pay Purchaser's own fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Financing Documents.

Section 19. Preparation of Agreement.

         Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.


                                    * * * * *

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Common Stock Purchase Agreement as of the date first written above.

                                    COMPANY:

                                    NUTECH DIGITAL, INC.



                                    By:
                                        --------------------------------
                                        Name:  Lee Kasper
                                        Title:  President

PURCHASER:


------------------------------               --------------------------------
Name of Purchaser (Print)                    Name of Representative
                                             (if an Institution)


------------------------------               --------------------------------
Title of Representative                      Signature
(if an Institution)


                                Address:

                                -----------------------------------------

                                Telephone:

                                -----------------------------------------

                                Telecopier:

                                -----------------------------------------


Number of Shares                            Aggregate Purchase Price



_______________ shares of                   $_____________________
common stock, no par value